As filed with the Securities and Exchange Commission on May 12, 2003.

Registration No. _______

                   SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                          GK INTELLIGENT SYSTEMS, INC.
              ---------------------------------------------------
             (Exact name of Registrant as specified in its charter)

      DELAWARE                                                   76-0513297
-----------------------------                                ------------------
State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

2606 Yorktown Place, Houston, Texas                                   77056
--------------------------------------                               -------
(Address of principal executive offices)                            (Zip Code)

               GK Intelligent Systems, Inc. 2003 Stock Option Plan Non-Employee Directors and Consultants Retainer Stock Plan For The Year 2003
               Settlement Agreement with Brewer & Pritchard, P.C.
               --------------------------------------------------
                            (Full Title of the Plan)

                                 Gary F. Kimmons
                                President and CEO
                               2602 Yorktown Place
                              Houston, Texas 77056
                      ------------------------------------
                     (Name and Address of Agent For Service)

                                 (713) 626-1504
           ---------------------------------------------------------
          (Telephone Number, Including Area Code of Agent For Service)

                          Copies of Communications to:
                             George G. Chachas, Esq.
                             Wenthur & Chachas, LLP
                     4180 La Jolla Village Drive, Suite 500
                           La Jolla, California 92037
                                 (858) 457-3800

                         Calculation of Registration Fee

=================================================== ================ ======================= ======================== ==============
                                                                        Proposed Maximum        Proposed Maximum        Amount Of
            Title Of Securities To Be                Amount To Be      Offering Price Per      Aggregate Offering      Registration
                    Registered                       Registered(1)          Share(2)                Price(3)              Fee(3)
--------------------------------------------------- ---------------- ----------------------- ------------------------ --------------
--------------------------------------------------- ---------------- ----------------------- ------------------------ --------------

GK Intelligent Systems, Inc.
2003 Stock Option Plan
Common Stock, par value $0.001 per share              10,000,000             $0.15                    $1,500,000         $121.35
--------------------------------------------------- ---------------- ----------------------- ------------------------ --------------
--------------------------------------------------- ---------------- ----------------------- ------------------------ --------------

GK Intelligent Systems, Inc.
Non-Employee Directors and Consultants Retainer
Stock Plan for the Year 2003
Common Stock, par value $0.001 per share               2,000,000             $0.15                    $  300,000          $24.27
--------------------------------------------------- ---------------- ----------------------- ------------------------ --------------
--------------------------------------------------- ---------------- ----------------------- ------------------------ --------------

Settlement Agreement with
Brewer & Pritchard P.C.
Common Stock, par value $0.001 per share                   33,000            $0.15                    $      4,950        $0.40
--------------------------------------------------- ---------------- ----------------------- ------------------------ --------------

(1) This Registration Statement covers (a) 10,000,000 shares of the Registrant's common stock, par value $0.001 per share (the "Common Stock"), that may be issued upon exercise of options granted under the GK Intelligent Systems, Inc., 2003 Stock Option Plan (the "2003 Stock Option Plan"), (b) 2,000,000 shares of the Registrant's Common Stock that may be issued pursuant to the GK Intelligent Systems, Inc. Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2003 (the "Non-Employee Directors and Consultants Plan"), and (c) 33,000 shares of the Registrant's Common Stock to be issued pursuant to the Settlement Agreement between the Registrant and Brewer & Pritchard P.C., in payment of previous legal services provided to the Registrant. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2003 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Common Stock on the Pink Sheets on May 6, 2003.

(3) Estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee.

                                     PART I.

     Pursuant to the requirements and Form S-8 and Rule 428, the information specified in Part I of Form S-8 will be sent to Plan participants as specified by Rule 428(b)(1). As permitted by General Instruction C for Form S-8, there is also included as part of Part I., of this Registration Statement a Reoffer Prospectus relating to offers by us, our employees and participants of 12,000,000 shares of common stock to be issued pursuant to our 2003 Stock Option Plan and the Non-Employee Directors and Consultant Retainer Stock Plan for the Year 2003 and up to 33,000 shares issuable under the Settlement Agreement with Brewer & Pritchard P.C.

                               RE-OFFER PROSPECTUS

                          GK INTELLIGENT SYSTEMS, INC.

                                12,033,000 SHARES

                    COMMON STOCK, $0.001 PAR VALUE PER SHARE
                               ------------------

     This prospectus relates to 12,033,000 shares of common stock, $0.001 par value per share, of GK Intelligent Systems, Inc. (the "Company"), which may be offered from time to time by the selling stockholders identified under the caption "Selling Stockholders" in this prospectus for their own accounts. Each of the selling stockholders acquired or will acquire the shares of common stock covered by this prospectus pursuant to (a) the GK Intelligent Systems, Inc., 2003 Stock Option Plan, (b) the GK Intelligent Systems, Inc. Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2003 or (c) pursuant to the Settlement Agreement between the Company and Brewer & Pritchard P.C.

     This prospectus has been prepared for the purpose of registering the shares of common stock under the Securities Act to allow for future sale by the selling stockholders, on a continuous or delayed basis, to the public without restriction.

     Our common stock is traded on the Pink Sheets under the symbol "GKIG." On May 6, 2003, the last reported sale price of our common stock was $0.15 per share.

                               ------------------

             THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                 SECURITIES THAT HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933.
                               ------------------

           YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON
                           PAGE 1 OF THIS PROSPECTUS.
                               ------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
      COMMISSION HAS APPROVED OR DISAPPROVED THE SHARES OF COMMON STOCK WE
         ARE OFFERING, OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR
       COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------


                   The date of this prospectus is May 12, 2003

                                TABLE OF CONTENTS

                                                                           PAGE

GK INTELLIGENT SYSTEMS, INC. ............................................    1
RISK FACTORS ............................................................    1
FORWARD-LOOKING STATEMENTS ..............................................    8
USE OF PROCEEDS .........................................................    9
SELLING STOCKHOLDERS ....................................................    9
PLAN OF DISTRIBUTION ....................................................    10
LEGAL MATTERS ...........................................................    10
EXPERTS .................................................................    10
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE .......................    11
WHERE YOU CAN FIND MORE INFORMATION .....................................    11

                                      (i)

                                   The Company

     GK Intelligent Systems, Inc. was incorporated in the State of Delaware in 1988 and is engaged in the development of intelligent training software that adapts to the learning styles and abilities of individual users. Around the Web in 80 Minutes was the Company's first consumer product based on the Company's Smart One technology, which combines artificial intelligence, multimedia technology and advanced instructional techniques to deliver training more efficiently and cost-effectively than traditional computer-based training.

     The Company has and is developing and marketing intelligent training software to move into additional intelligent performance support" ("IPS") markets. IPS promises to deliver relevant expert assistance to those desiring timely guidance and support as they perform their daily activities. In addition to expanding the Company's focus to new areas of the IPS market other than education and learning, the Company will shift its emphasis to the licensing of its technology and the acquisition of key service entities with potential IPS clientele to derive revenues rather than the production and marketing of products. We believe that by pursuing this strategy, we will be able to enhance its revenues in a shorter period of time.

     The Company's principal offices are currently located at 2602 Yorktown Place, Houston, Texas 77056, and our telephone number is (713) 626-1504.

                                  RISK FACTORS

     You should carefully consider the risks described below before making an investment decision. We believe these are all the material risks currently facing our business. The Company's business, financial condition or results of operations could be materially adversely affected by these risks. The trading price of the Company's common stock could decline due to any of these risks, and you may lose all or part of your investment. You should also refer to the other information included or incorporated by reference in this prospectus, including the Company's financial statements and related notes.

     Risk that the Company's Common Stock may be deemed a "Penny Stock.
     ------------------------------------------------------------------

     The Company's common stock may be deemed to be a "penny stock" as that term is defined in Rule 3a51-1 of the Exchange Act of 1934. Penny stocks are stocks
(i) with a price of less than five dollars per share; (ii) that are not traded on a "recognized" national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) of an issuer with net tangible assets of less than US$2,000,000 (if the issuer has been in continuous operation for at least three years) or US$5,000,000 (if in continuous operation for less than three years), or with average annual revenues of less than US$6,000,000 for the last three years.

     A principal exclusion from the definition of a penny stock is an equity security that has a price of five dollars ($5.00) of more, excluding any broker or dealer commissions, markups or markdowns. As of the date of this report the Company's common stock has a price less than $5.00.

     If the Company's Common Stock is at any time deemed a penny stock, section 15(g) and Rule 3a51-1 of the Exchange Act of 1934 would require broker-dealers dealing in the Company's Common Stock to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in the Company's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock."

     Moreover, Rule 15g-9 of the Exchange Act of 1934 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in
(ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company's common stock to resell their shares to third parties or to otherwise dispose of them.

     Competition.
     -----------

     There are several corporations, firms and individuals engaged in the type of business activities in which the Company is presently engaged. Many of those entities are more experienced and possess substantially greater financial wherewithal, and technical and personnel resources than the Company or its subsidiaries. Some of the Company's competitors have longer operating histories. In addition, certain of the Company's competitors offer a wider range of products than the Company, and thus may be able to respond more quickly to new or changing opportunities, technologies and customer requirements. Certain of the Company's competitors also have greater name recognition and larger customer bases that could be leveraged, thereby making it difficult for the Company to gain market share. Such competitors could conduct more extensive promotional activities and offer better terms and lower prices to customers than the Company can.

     In certain instances, the Company is competing with such organizations for the same customers. In addition, competition among software developers exists for experienced technical and other personnel. There can be no assurance that the Company will be able to compete effectively with current or future competitors or that such competition will not have a material adverse effect on the Company's business, financial condition and operating results. While the Company hopes to be competitive with other companies, there can be no assurance that such will be the case.

     Volatile and Limited Market for Common Stock.
     --------------------------------------------

     The Company's common stock was quoted on the "Pink Sheets" under the symbol "GKIG.PK." OTC, or "Over The Counter," securities are issued by companies that either choose not to, or are unable to, meet the standards for listing on the NASDAQ or a national stock exchange. OTC equity securities can be quoted on the Pink Sheets Electronic Quotation Service, or, if the companies meet the SEC reporting requirements and eligibility requirements established by the NASD, such equity securities may be quoted on the NASD OTC Bulletin Board Service.

     The market price of the Company's Common Stock has been and is likely to continue to be highly volatile and subject to wide fluctuations due to various factors, many of which may be beyond the Company's control, including: annual variations in operating results; announcements of technological innovations or new software, services or products by the Company or its competitors; and changes in financial estimates and recommendations by securities analysts. In addition, there have been large price and volume fluctuations in the stock market, which have affected the market prices of securities of many technology and services companies, often unrelated to the operating performance of such companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of the Company's common stock. In the past, volatility in the market price of a company's securities has often led to securities class action litigation. Such litigation could result in substantial costs and diversion of the Company's attention and resources, which could have a material adverse effect on the Company's business, financial condition and operating results.

     Dependence on Key Employees; Need for Additional Management and Personnel.
     -------------------------------------------------------------------------

     Historically, the Company has been heavily dependent on the ability of Gary
F. Kimmons who has contributed essential technical and management experience. The loss of Mr. Kimmons services would have a material adverse effect on the Company's business. However, Mr. Kimmons interests are closely aligned with those of the Company due to his large ownership interest in the Company. There can be no assurance that it will be able to employ qualified persons on acceptable terms to replace Mr. Kimmons should he become unavailable.

     In the event of future growth in administration, marketing, manufacturing and customer support functions, the Company may have to increase the depth and experience of its management team by adding new members. The Company's success will depend to a large degree upon the active participation of its key officers and employees, as well as, the continued service of its key technology and management personnel and its ability to identify, hire and retain additional qualified personnel, particularly those in the field of computer programming. There can be no assurance that the Company will be able to recruit such qualified personnel to enable it to conduct its proposed business successfully.

     Unascertainable Risks Associated with Potential Future Acquired Businesses.
     ---------------------------------------------------------------------------

     To the extent that the Company may acquire a business in a highly risky industry, the Company will become subject to those risks. Similarly, if the Company acquires a financially unstable business or a business that is in the early stages of development, the Company will become subject to the numerous risks to which such businesses are subject. Although management intends to consider the risks inherent in any industry and business in which it may become involved, there can be no assurance that it will correctly assess such risks.

     Risks Associated with Acquisitions and Strategic Relationships.
     ---------------------------------------------------------------

     The Company may acquire other companies or technologies and regularly evaluates such opportunities. Acquisitions entail numerous risks, including difficulties in the assimilation of acquired operations and products, diversion of management's attention from other business concerns, amortization of acquired intangible assets; and potential loss of key employees of acquired companies. The Company has limited experience in assimilating acquired organizations into our operations.

     No assurance can be given as to the Company's ability to integrate successfully any operations, personnel, services or products that might be acquired in the future. Failure to successfully assimilate acquired organizations could have a material adverse effect on the Company's business, financial condition and operating results. The Company has established a number of strategic relationships with online and Internet service providers and software and information service providers. Additionally, there can be no assurance that any such relationships will be maintained, or that if they are maintained, they will be successful or profitable. The Company may not develop any new such relationships in the future.

     Due to the foregoing factors, annual revenues and operating results are difficult to forecast. The Company believes that period-to-period comparisons of the Company's operating results will not necessarily be meaningful and they should not be relied on as any indication of future performance. The Company's future annual operating results may not consistently meet the expectations of securities analysts or investors, which in turn may have an adverse effect on the market price of the Company's Common Stock. Additionally, to the extent that the Company may acquire a business in a highly risky industry, the Company will become subject to those risks.

     Conflicts of Interest; Related Party Transactions.
     -------------------------------------------------

     The possibility exists that the Company may acquire or merge with a business or company in which the Company's executive officers, directors, beneficial owners or their affiliates may have an ownership interest. Although there is no formal bylaw, stockholder resolution or agreement authorizing any such transaction, corporate policy does not forbid it and such a transaction may occur if management deems it to be in the best interests of the Company and its stockholders, after consideration of all factors. A transaction of this nature would present a conflict of interest to those parties with a managerial position and/or an ownership interest in both the Company and the acquired entity, and may compromise management's fiduciary duties to the Company's stockholders. An independent appraisal of the acquired company may or may not be obtained in the event a related party transaction is contemplated. Furthermore, because management and/or beneficial owners of the Company's common stock may be eligible for finder's fees or other compensation related to potential acquisitions by the Company, such compensation may become a factor in negotiations regarding such potential acquisitions. It is the Company's intention that all future transactions be entered into on such terms as if negotiated at arms length, unless the Company is able to receive more favorable terms from a related party.

     Risks Associated with Significant Fluctuations in Annual Operating Results.
     --------------------------------------------------------------------------

     The Company expects to experience large fluctuations in future annual operating results that may be caused by many factors, including the timing of introductions or enhancements to its software products by the Company or its competitors; market acceptance of such newly introduced or upgraded products; the pace of development of the market for the Company's software products; changes in strategy; the success of or costs associated with acquisitions, joint ventures or other strategic relationships; changes in key personnel; seasonal trends; changes in the level of operating expenses to support projected growth; and general economic conditions.

     Risks Associated with Management of a Changing Business.
     --------------------------------------------------------

     The Company expects operating expenses and staffing levels to increase substantially in the future. In particular, the Company intends to hire a significant number of additional skilled personnel, including persons with experience in software development, marketing and sales. Competition for such personnel is intense, and there can be no assurance that the Company will be able to find or keep additional suitable persons in the future. The Company expects that future expansion will continue to challenge the Company's ability to successfully hire and retain associates.

     If the Company's revenues do not keep up with operating expenses, the Company's production and release of new and upgraded products do not meet increasing demands, the Company fails to attract, assimilate and retain qualified personnel, or the Company fails to manage the Company's expansion effectively, there could be a material adverse effect on the Company's business, financial condition and operating results. The rapid growth in the use and demand for the Company's software products may strain the Company's ability to adequately expand.

     Risks Associated with Delays in Introduction of New Services and Products.
     -------------------------------------------------------------------------

     The Company's future success depends in part on the Company's ability to develop and enhance the Company's software products. There are significant technical risks in the development of new products or enhanced versions of existing products. There can be no assurance that the Company will be successful in achieving any of the following: effectively using new technologies; adapting the Company's products to emerging industry standards; developing, introducing and marketing product enhancements; or developing, introducing and marketing new products. The Company may also experience difficulties that could delay or prevent the development, introduction or marketing of these products. Additionally, these new products may not adequately meet the requirements of the marketplace or achieve market acceptance. If the Company is unable to develop and introduce enhanced or new products quickly enough to respond to market or customer requirements, or if they do not achieve market acceptance, the Company's business, financial condition and operating results will be materially adversely affected.

     Risks Associated with Dependence on Intellectual Property Rights.
     -----------------------------------------------------------------

     The Company does not presently hold any patents, but does hold registered copyrights for the marks "Smart One" and "Smart Enterprise." The Company intends to seek additional copyright and trademark protection of its trade names and products. The Company's success and ability to compete are dependent to a degree on the Company's name and product recognition. Accordingly, the Company will primarily rely on copyright, trade secret and trademark law to protect its product and brand names of products or under which the Company conducts its business. Effective trademark protection may not be available for the Company's trademarks. There can be no assurance that the Company will be able to secure significant protection for the Company's trademarks.

     The Company's competitors or others may adopt product or service names similar to the Company's, thereby impeding the Company's ability to build brand identity and possibly leading to customer confusion. The Company's inability to adequately protect its product, brand, trade names and trademarks would have a material adverse effect on the Company's business, financial condition and operating results. Despite any precautions the Company takes, a third party may be able to copy or otherwise obtain and use the Company's software or other proprietary information without authorization or to develop similar software independently.

     Policing unauthorized use of the Company's technology is made especially difficult by the global nature of the Internet and the difficulty in controlling the ultimate destination or security of software or other data. The laws of other countries may afford the Company little or no effective protection for the Company's intellectual property.

     There can be no assurance that the steps the Company takes will prevent misappropriation of the Company's technology or that agreements entered into for that purpose will be enforceable. In addition, litigation may be necessary in the future to enforce the Company's intellectual property rights; protect the Company's trade secrets; determine the validity and scope of the proprietary rights of others; or defend against claims of infringement or invalidity. Such litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on the Company's business, financial condition and operating results.

     Risks Associated with Infringement.
     ----------------------------------

     The Company may in the future receive notices of claims of infringement on other parties' proprietary rights. There can be no assurance that claims for infringement or invalidity (or any indemnification claims based on such claims) will not be asserted or prosecuted against the Company. Any such claims, with or without merit, could be time consuming and costly to defend or litigate, divert the Company's attention and resources or require the Company to enter into royalty or licensing agreements. There can be no assurance that such licenses would be available on reasonable terms, if at all, and the assertion or prosecution of any such claims could have a material adverse effect on the Company's business, financial condition and operating results.

     Risks Associated with Entering New Markets.
     -------------------------------------------

     One element of the Company's strategy is to leverage the Company's brand names of products that the Company provides. No assurance can be given that the Company will be able to compete successfully in any such new markets. There can be no assurance that the Company's marketing efforts or the Company's pursuit of any new opportunities will be successful. If the Company's efforts are not successful, the Company could realize less than expected earnings, which in turn could result in a decrease in the market value of the Company's Common Stock. Furthermore, such efforts may divert management attention or inefficiently utilize the Company's resources.

     Substantial Doubt that the Company Can Continue as a Going Concern.
     -------------------------------------------------------------------

     The Company expects to continue to incur significant capital expenses in pursuing its business plan to market its product and expanding its product line and obtaining additional financing through stock offerings or other feasible financing alternatives. In order for the Company to continue its operations at its existing levels, the Company will require significant additional funds over the next twelve months. Therefore, the Company is dependent on funds raised through equity or debt offerings. Additional financing may not be available on terms favorable to the Company, or at all. If these funds are not available the Company may not be able to execute its business plan or take advantage of business opportunities. The ability of the Company to obtain such additional financing and to achieve its operating goals is uncertain. In the event that the Company does not obtain additional capital or is not able to increase cash flow through the increase of sales, there is a substantial doubt of its being able to continue as a going concern.

     New and Uncertain Markets and Technology; Unproven Market Acceptance.
     --------------------------------------------------------------------

     Factors that may adversely affect the Company's operating results include, but are not limited to, the Company's ability to attract consumers/users at a steady rate and maintain consumer/user satisfaction, the Company's ability to maintain or increase sales productivity, the introduction of new or enhanced sites and services, the amount of expenditures for online advertising by businesses, the level of use of online services and consumer acceptance of the Internet for services such as those the Company offers, the Company's ability to upgrade and develop its systems and the amount and timing of operating costs and capital expenditures relating to expansion of the Company's business and infrastructure and general economic conditions. The markets for the Company's products and services have only recently begun to develop, are rapidly changing and are characterized by low barriers to entry. There can be no assurance that the markets for the Company's products and services will develop at the pace anticipated and even if the market emerges that it will become economically sustainable. Additionally, it is becoming increasingly important that strategic relationships with larger, more financially sound, and well-known entities be entered into to obtain exposure to a large number of users, sponsors and advertisers. There is no assurance that these strategic relationships can be developed and agreements entered into.

     Future Capital Needs; Uncertainty of Additional Funding.
     -------------------------------------------------------

     No assurance can be given that the Company will be able to conduct its marketing and product development programs as planned, or that changes in the Company's marketing and product development plans or other changes affecting the Company's operating expenses will not result in the expenditure of such proceeds before such time. Contingencies may arise that require the Company to obtain additional funding before that time. The Company's future capital requirements will depend on many factors, including continued product development programs, the magnitude of these programs, the time and expense involved in obtaining new customers, competing technological and market developments, the establishment of additional collaborative arrangements, the costs involved in filing and prosecuting and enforcing copyright and trademark claims, establishing marketing programs and conducting commercialization activities and arrangements for new products and services.

     Substantial Future Sales of Stock; Dilution.
     --------------------------------------------

     There may be substantial sales of the Company stock, common or preferred. Sales of substantial amounts of stock could have a material dilutive effect on shareholders. Additionally, it may be necessary to offer warrants or options to obtain strategic relationships or to raise additional capital. All of these issuances will dilute the holdings of existing shareholders thereby reducing such holder's percentage ownership.

     No Dividends.
     ------------

     The Company anticipates that it will use any funds available to finance its growth and that it will not pay cash dividends to stockholders in the foreseeable future.

     Risk of Technical Obsolescence.
     -------------------------------

     The Company operates in an ever-evolving field. Developments are expected to continue at a rapid pace in the industry in general. Competition from other producers, large companies, joint ventures, research and academic institutions and others is intense and expected to increase. Many of these companies and institutions have substantially greater capital resources, research and development staffs and facilities than the Company, and many have substantially greater experience in conducting testing, manufacturing and marketing of products. These entities represent significant long-term competition for the Company. There can be no assurance that developments by others will not render the Company's technologies and future products obsolete or noncompetitive. In addition, the Company's competitors might succeed in developing technologies and products that are more effective than those that are being developed by the Company or that would render the Company's technology and products obsolete or noncompetitive. See "Business - Competitive Business Conditions."

     Decreasing Prices for Software.
     ------------------------------

     In the last few years the average price for some categories of software have fallen tremendously. If this trend should affect software that licenses the Company's technology the traditionally high margins will be eroded which will be passed on to the Company in the form of lower revenues. There can be no guarantee that the price of the software utilizing the Company's technology will not decline over the short-term future. Further, competition may cause the Company or those who utilize its technologies to lower prices in the future. It is difficult to raise prices in the industry even if internal costs increase.

     Technology Changes in the Software Industry are Rapid.
     ------------------------------------------------------

     In the past few years software has been produced on different media and in a matter of a few short years the industry has seen its software go from floppy disk to CD-ROM to being offered online. It cannot be known if the Company will be able to rapidly and effectively make the necessary adjustment with its business practices to keep pace and stay competitive in the marketplace.

     Limited Current Sales and Marketing Capability.
     ----------------------------------------------

     The Company has limited experience in sales, marketing and distribution. To market its products, the Company must both hire and retain the necessary personnel to distribute and market the product or enter into collaborative arrangement or distribution agreements with third parties who will market such products or develop its own marketing and sales force with technical expertise and supporting distribution capability. There can be no assurance that the Company will be able to hire or retain the personnel with sufficient experience and knowledge to distribute and market its products or be able to enter into collaborative or distribution arrangements or develop its own sales force, or that such sales and marketing efforts, including the efforts of the companies with which the Company will enter into agreements will be successful.

     No Guarantee of Continued Listing on OTC Bulletin Board.
     --------------------------------------------------------

     There is no guarantee that the Company's common stock will continue to be listed on the pink sheets or on any other published medium including but not limited to the OTC Bulletin Board or any publication by the National Quotation Bureau, Incorporated or any by similar successor organizations, or by any member firm of the New York Stock Exchange, or other American Exchange, NASDAQ, or NASD related entity.

     History of Losses; Uncertainty of Future Profitability.
     ------------------------------------------------------

     As of December 31, 2002, the Company had accumulated significant net losses. The development of the Company's products will require the commitment of substantial resources to increase its advertising, marketing and distribution of its existing products and to complete the testing manufacturing, marketing and distribution of said new products. These expenditures are expected to result in substantial and increasing losses over the next six months. There can be no assurance that the Company will not incur substantial and continuing net losses beyond the next six months or that the Company will ever reach profitability. Furthermore, there can be no assurance the Company's products will meet the expectations and effectiveness required to be competitive in the market place, that the Company will enter into arrangements for product development and commercialization, successfully market its software products, or achieve customer acceptance.

                           FORWARD-LOOKING STATEMENTS
                           ==========================

     The statements, other than statements of historical facts included in this prospectus, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate" or "believe." We believe that the expectations reflected in such forward-looking statements are accurate. However, we cannot assure you that these expectations will occur. The Company's actual future performance could differ materially from these statements. Important factors that may cause actual results to differ from projections include, for example:

     o the success or failure of management's efforts to implement their business strategy;

     o the ability of the Company to raise sufficient capital to meet operating requirements;

     o    the uncertainty of consumer demand for our product;

     o the ability of the Company to protect its intellectual property rights;

     o the ability of the Company to compete with major established companies;

     o    the effect of changing economic conditions;

     o    the ability of the Company to attract and retain quality employees;
          and

     o    other risks which may be described in future filings with the SEC.

     Additional factors that could cause the Company's actual results to differ materially from the Company's expectations are discussed under the section entitled "Risk Factors" and elsewhere in this prospectus. You should not unduly rely on these forward-looking statements, which speak only as of the date of this prospectus. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

                              SELLING STOCKHOLDERS

     The shares of common stock to which this prospectus relates are being registered for reoffers and resales by the selling stockholders, who acquired or will acquire shares of common stock pursuant to the Plan. The selling stockholders may resell all, a portion or none of these shares of common stock from time to time. The table below sets forth with respect to each selling stockholder, based upon information available to us as of April 25, 2003, (a) the name of each Selling Shareholder and his or her relationship to the Company during the last three years; (b) the number of shares of Common Stock each Selling Shareholder beneficially owned prior to this offering, (c) the number of shares covered by this prospectus; and (d) the amount and the percentage of the Company's Common Stock that will be owned by each Selling Shareholder after completion of this offering assuming the sale of all shares offered hereby. The information contained below may be amended or supplemented from time to time.



                                                                                After Offering
--------------------------------------------------------------------------------------------------------

                                                                Number Of
                                             Number Of Shares   Shares
                                             Owned Prior To     Covered By      Number Of
Name                    Position             Offering           Prospectus      Shares          Percent
--------------------------------------------------------------------------------------------------------
Gary F. Kimmons         Chief Executive      10,850,878(1)      3,000,000       7,850,878       34.54%
2602 Yorktown Place     Officer, President,
Houston, Texas 77056    Treasurer, and
                        Director

Dick Meador             Director                652,000(2)        300,000         352,000        1.54%
1900 North Loop West
Suite 400
Houston, Texas 77018

Thomas C. Pritchard    Former Legal Counsel           0            33,000(3)            0           0%
Three Riverway
Suite 1800
Houston, Texas 77056
--------------------------------------------------------------------------------------------------------

     (1) Includes (a) 7,522,860 shares of Common Stock owned by the Kimmons Family Partnership, Ltd., of which Mr. Kimmons is a General Partner,
          (b) 808,018 shares of common stock held of record by Mr. Kimmons, (c) a warrant to purchase 520,000 shares of common stock at an exercise price of $0.35 per share which warrant expires on December 31, 2007, and (d) options to purchase 3,000,000 shares of common stock at $0.18 per share, issued under the 2003 Stock Option Plan which expire on February 1, 2013, of which 2,000,000 are vested and currently exercisable.

     (2) Includes options up to 300,000 shares of common stock or the equivalent in options to purchase up to 300,000 shares of common stock which may bee issued under the Non-Employee Director Agreement with Dick Meador.

     (3) Includes 33,000 shares of common stock to be issued pursuant to the terms of the Settlement Agreement with Brewer & Pritchard P.C.

     The information provided in the table above with respect to the selling stockholders has been obtained from the selling stockholders. Because the selling stockholders may sell all or some portion of the shares of common stock beneficially owned by them, only an estimate (assuming the selling stockholder sells all of the shares offered hereby) can be given as the number of shares that will be beneficially owned by the selling stockholders after this offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the dates on which they provided the information regarding the shares of common stock beneficially owned by them in transactions exempt from the registration requirements of the Securities Act.

                              PLAN OF DISTRIBUTION

     Each selling stockholder may sell his or her shares of common stock for value from time to time under this prospectus in one or more transactions on the Pink Sheets or other exchange upon which the Company's common stock is traded, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholders may effect such transactions by selling the shares of common stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares of common stock for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

     In addition to the shares of commons stock sold hereunder, the selling stockholders, may, at any same time, sell any shares of common stock, including the shares of common stock owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this prospectus.

     There is no assurance that the selling stockholders will sell all or any portion of the shares of common stock offered or that the selling stockholders will transfer, devise or gift these shares by other means.

     The Company will pay all expenses in connection with this offering and will not receive any proceeds from sales of any shares of common stock by the selling stockholders.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed upon for us by Wenthur & Chachas, LLP.

                                     EXPERTS

     The audited financial statements of GK Intelligent Systems, Inc., appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 have been examined by HJ & Associates, LLC, independent auditors, as set forth in their report included in the Annual Report and incorporated in this prospectus by reference. Those financial statements are incorporated into this prospectus by reference in reliance upon the report of the accountants included with the financial statements and upon the authority of the accountants as experts in auditing and accounting.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. You should contact us at: GK Intelligent Systems, Inc., 2602 Yorktown Place, Houston, Texas 77056, telephone number (713) 626-1504 should you desire any of these documents.

     The following documents, which the Company previously filed with the SEC pursuant to Sections 13 or 15 of the Exchange Act, are incorporated by reference into this prospectus:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, filed with the Commission on May 5, 2003, which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

          (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-KSB referred to in paragraph (a) above.

          (d) The description of the Company's common stock, which is contained in a registration statement filed on Form 10-SB with the Commission on January 24, 1997, registration number 000-22057, as amended.

     Finally, the Company incorporates by reference in this prospectus all documents that the Company may file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. Those documents are a part of this prospectus from the date of filing. Any statement incorporated by reference in this prospectus shall be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. Any statement that is modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

     The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements and other information we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call 1-800-SEC-0330 for further information on the public reference rooms. The Company's filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

     We have filed a registration statement on Form S-8 to register with the SEC the common stock we are offering under the Plan. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

                                    PART II.

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

     GK Intelligent Systems, Inc., (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, filed with the Commission on May 5, 2003, which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-KSB referred to in paragraph (a) above.

          (d) The description of the Registrant's common stock, which is contained in a registration statement filed on Form 10-SB with the Commission on January 24, 1997, registration number 000-22057, as amended.

          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     The Company's authorized capital consists of 275,000,000 shares of $0.001 par value common stock. There were 22,728,273 shares of common stock issued and outstanding as of May 6, 2003. Each share of our outstanding common stock is entitled to share equally with each other share of common stock in dividends from legally available sources, when, as, and if declared by our Board and, upon liquidation or dissolution, whether voluntary or involuntary, to share equally in our assets that are available for distribution to the holders of the common stock. Each holder of common stock is entitled to one vote per share for all purposes, except that in the election of directors, each holder shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose, and the holders of common stock have no preemptive rights, redemption rights or rights of conversion with respect to the common stock. All outstanding shares of common stock and all shares underlying any warrants or options when issued will be fully paid and nonassessable by the Company. The Company's Board is authorized to issue additional shares of common stock within the limits authorized by our certificate of incorporation and without stockholder action.

Item 5.  Interests of Named Experts and Counsel.

     The validity of the Registrant's common stock that may be offered under the Plan will be passed upon for Registrant by Wenthur & Chachas, LLP, 4180 La Jolla Village Drive, Suite 500, La Jolla, California 92037. Attorneys who are partners or employed by Wenthur & Chachas, LLP, who have provided advice with respect to this matter in the aggregate own less than 30,000 shares of the Registrant's common stock.

Item 6. Indemnification of Directors and Officers.

     The By-laws of the Registrant DO NOT contain a provision entitling any director or executive officer to indemnification against its liability under the Securities Act.

     The Delaware General Corporation Law allows a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the Registrant. A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

     Provided the terms and conditions of these provisions under Delaware law are met, officers, directors, employees, and agents of the Registrant may be indemnified against any cost, loss, or expense arising out of any liability under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

     Section 145 of the Delaware General Corporation Law, provides further for permissive indemnification of officers and directors, and insurance, as follows:

          (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by such person in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

     Article XI. of the Certificate of Incorporation and Article 10., of the Amended and Restated By-laws of the Registrant, restates the above-referenced indemnification provisions of the Delaware General Corporation Law. This right to indemnification continues as to persons who have ceased to be agents of the Company and inures to the benefit of such persons' heirs, executors and administrators.

     It is the position of the Securities and Exchange Commission (the "Commission") that indemnification against liabilities for violations under the federal securities laws, rules and regulations is against public policy. See subparagraph (h) of Item 9 below.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.


         Exhibit  Description
         -------  -----------
         4.1      GK Intelligent Systems, Inc. 2003 Stock Option Plan;
         4.2      GK Intelligent Systems, Inc., Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2003;
         4.3      Settlement Agreement with Brewer & Pritchard P.C.;
         5.1      Opinion of Wenthur & Chachas, LLP
         23.1     Consent of HJ & Associates, LLC
         23.2     Consent of Wenthur & Chachas, LLP (included in Exhibit 5.1).
         24.1     Power of Attorney

Item 9.  Undertakings.

     The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act and are incorporated by reference to the registration statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the 1933 Act, as amended, may be permitted to directors, executive officers and controlling persons of the Registrant as outlined above or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, executive officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, executive officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the date written below.


                                       GK INTELLIGENT SYSTEMS, INC.
                                       A Delaware Corporation



Dated: May 9, 2003                     /S/ Gary F. Kimmons
                                       -----------------------------------------
                                       By:  Gary F. Kimmons
                                       Its:  President, Chief Executive Officer
                                             and Chief Financial Officer


Dated: May 9, 2003                     /S/ Kathryn Kimmons
                                       -----------------------------------------
                                       By:  Kathryn Kimmons
                                       Its:  Secretary


         Exhibit  Description
         -------  -----------
         4.1      GK Intelligent Systems, Inc. 2003 Stock Option Plan;
         4.2      GK Intelligent Systems, Inc., Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2003;
         4.3      Settlement Agreement with Brewer & Pritchard P.C.;
         5.1      Opinion of Wenthur & Chachas, LLP
         23.1     Consent of HJ & Associates, LLC
         23.2     Consent of Wenthur & Chachas, LLP (included in Exhibit 5.1).
         24.1     Power of Attorney